UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    May 23, 2012

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Officer.

On May 23, 2012, Donald R. Hurd was appointed to the positions of Senior Vice President and Chief Commercial Officer of AspenBio Pharma, Inc. (“AspenBio” or the “Company”).

Mr. Hurd has more than 30 years of experience with in vitro diagnostic companies and joins AspenBio from BioBehavioral Diagnostics, where he most recently served as Vice President Sales. Prior positions include: Vice President Marketing/Sales at MicroPhage; Vice President North American Customer Operations, Siemens Healthcare Diagnostics; and U.S. Director of Sales, Bayer Healthcare Diagnostics. Mr. Hurd received a Bachelor of Science in Business Administration and was a military veteran with the United States Navy.

As part of his appointment as Senior Vice President and Chief Commercial Officer, the Company and Mr. Hurd entered into an Executive Employment Agreement, dated May 23, 2012. Under the agreement Mr. Hurd will receive an annual base salary of $230,000 and serve in such positions at the pleasure of the Board. Additionally, Mr. Hurd is eligible to receive health and other Company benefits to the extent he is eligible under the terms of those plans, and will also participate in the Company’s 2012 incentive plan at a target level of 35% of his annual base salary, as defined under the plan. In the event that the agreement is terminated for other than cause, death, or disability, at any time after sixty days from his employment commencement date, Mr. Hurd will receive severance benefits equal to his then-current base salary for a period of six months following such termination, or in the event of his death or “disability” (as defined in the employment agreement), then he or his estate will receive payment of his base salary for a period of six months following such termination.

As incentive compensation, the Company has awarded Mr. Hurd non-qualified stock options to acquire 120,000 shares of Company common stock exercisable at $0.57, the fair market value of the Company’s common stock on May 23, 2012, the “Grant Date”.  The options grant, which is an employment-inducement grant made outside of the Company’s 2002 Stock Incentive Plan, as amended, has the following additional material terms:  the stock options shall vest as to 50% of the total at the six-month anniversary of the Grant Date, and the balance shall vest one-twelfth monthly over months seven through twelve following the Grant Date.  Any stock options granted that are then unvested, shall vest upon the consummation of a “Change in Control” of AspenBio, using the same definition as contained in the Company’s 2002 Stock Incentive Plan, as amended.  The options are exercisable for a period of ten (10) years after the Grant Date, subject to earlier termination on cessation of service with the Company.

The agreement is filed as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

Item 8.01  —  Other Events.

On May 24, 2012, the Company issued a press release titled, “AspenBio Appoints Diagnostics Industry Veteran Don Hurd as Senior Vice President and Chief Commercial Officer.” A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01   —   Exhibits.

10.1	Executive Employment Agreement between AspenBio Pharma, Inc. and Donald Hurd, dated May 23, 2012.

99.1	Press Release dated May 24, 2012, titled, “AspenBio Appoints Diagnostics Industry Veteran Don Hurd as Senior Vice President and Chief Commercial Officer.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: May 24, 2012	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer